Exhibit 10.14

SWVL INC., 2019 SHARE OPTION PLAN

SHARE OPTION AGREEMENT

The Optionee is hereby granted the following Option (the “Option”) to purchase Shares in SWVL Inc. pursuant to the SWVL Inc., 2019 Share Option Plan (the “Plan”):

Name of Optionee:                                 [                                                                  ]

Maximum Number and class of Shares under Option: [            ] Common Shares B

Exercise Price per Share:                                               [            ]

Date of Grant:                                                                [                         ]

Vesting Commencement Date:                                     [                         ]

SECTION	1. GRANT AND VESTING OF OPTION.

(a) This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not defined in Section 13 of this Agreement shall have the same meaning as defined in the Plan.

(b) [Subject to Clause 1(c) below,] This Option will vest at the rate of:-

(i) 25% of the Maximum Number of Shares on the one-year anniversary of the Vesting Commencement Date;

(ii) the remaining 75 per cent. to vest yearly over the next three years, 25 per cent. to vest at the end of each year,

provided that the Board may, in its sole discretion, accelerate vesting at any time, including in connection with a merger, consolidation, sale of assets or other change in Control of the Company

(c) In the event of a merger, consolidation, sale of assets or other change in Control of the Company which results in the Optionee having his or her employment terminated without cause or constructively terminated within one year after such event, the Optionee shall be entitled to one additional year of vesting.

(d) [Notwithstanding that some or all of the Option may have vested, unless the Board determines otherwise, it will not be exercisable until the occurrence of a merger, consolidation, sale of assets or other change in Control of the Company or otherwise in accordance with the terms of the Plan.[]

SECTION	2. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION	3. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Company pursuant to Section 10(c). The notice shall specify the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. The person exercising this Option shall sign the notice. In the event that this Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued one or more certificates evidencing the Shares for which this Option has been exercised and shall cause the register of members of the Company to be updated. Such Shares shall be registered (i) in the name of the person exercising this Option, (ii) in the names of the trustees of any Family Trust of the person exercising this Option, or (iii) in the name of any other person requested by the person exercising this Option with the consent of the Board of Directors.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option.

SECTION	4. PAYMENT FOR SHARES.

(a) Cash. All or part of the Purchase Price may be paid in cash or a form of consideration permitted by the BVI Business Companies Act, 2004 (as may be amended from time to time).

(b) Surrender of Shares. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by the Company redeeming Shares that are already owned by the Optionee. Such Shares shall be redeemed by the Company and shall be valued at their Fair Market Value as of the date when this Option is exercised.

(c) Exercise/Sale. At the discretion of the Board of Directors, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (in a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Shares then are publicly traded and (ii) such payment does not violate applicable law.

SECTION	5. TERM AND EXPIRATION.

(a) Basic Term. Subject to any earlier exercise in accordance with the Plan, this Option shall expire 10 years after the Date of Grant.

(b) Termination of Service. The Plan sets out the terms on which this Option shall lapse and cease to be exercisable in connection with Optionee’s termination of service.

SECTION	6. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under applicable law(s) if required or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any share exchange or other securities market on which Shares are listed has been satisfied; and

(c) Any other applicable provision of applicable law(s) has been satisfied.

SECTION	7. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION	8. RESTRICTIONS ON TRANSFER OF SHARES.

(a) General Restriction on Transfer. Without limiting any other provision of this Agreement or any provision of the Articles, the Optionee may not sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in any such Shares, without the approval of the Board of Directors, and any transfer attempted in violation of this Section SECTION 8(a) shall be null and void and shall not be recognized by the Company. This Section SECTION 8(a) shall not apply (i) where, and to the extent that, the drag-along rights in the Articles are invoked and (ii) where, and to the extent that, the tag-along rights in the Articles are invoked.

(b) Compulsory Sale of Shares. If an Optionee’s Service terminates for any reason, the Company (or such person as the Company may in its absolute discretion nominate) may, but shall not be required to, purchase at any time during the period of 12 months following the termination of the Optionee’s Service any Shares acquired by an Optionee, or a transferee of an Option, upon exercise of this Option at their Fair Market Value.

(c) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered or qualified under applicable law(s), the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with securities laws or any other law.

(d) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT PROHIBITS THE TRANSFER OF SHARES WITHOUT THE CONSENT OF THE COMPANY’S BOARD OF DIRECTORS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

(e) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a share certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(f) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section SECTION 8 shall be conclusive and binding on the Optionee and all other persons.

SECTION	9. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 7(a) of the Plan, the terms of this Option (including, without limitation, the number and kind of Shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 7 (a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s shares or assets, this Option shall be subject to the treatment provided by the Board of Directors, as provided in Section 7(b) of the Plan.

SECTION	10. MISCELLANEOUS PROVISIONS.

(a) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price.

(b) No Retention Rights. Nothing in this Option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing delivered by email. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e) Entire Agreement. The Notice of Share Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f) Plan Discretionary. The Optionee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Optionee’s employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an Option does not in any way create any contractual or other right to receive additional grants of Options (or benefits in lieu of Options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when Options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(g) Extraordinary Compensation. The value of this Option shall be an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any, and shall not be considered a part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h) Termination of Service. The Optionee understands and acknowledges that participation in the Plan ceases upon termination of his or her Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(i) Authorization to Disclose. The Optionee hereby authorizes and directs the Optionee’s employer to disclose to the Company or any Subsidiary any information regarding the Optionee’s employment, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, as the Optionee’s employer deems necessary or appropriate to facilitate the administration of the Plan.

(j) Personal Data Authorization. The Optionee consents to the collection, use and transfer of personal data as described in this Subsection (j). The Optionee understands and acknowledges that the Company, the Optionee’s employer and the Company’s other Subsidiaries hold certain personal information regarding the Optionee for the purpose of managing and administering the Plan, including (without limitation) the Optionee’s name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”). The Optionee further understands and acknowledges that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Optionee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere. The Optionee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering the Optionee’s participation in the Plan, including a transfer to any broker or other third party with whom the Optionee elects to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf. The Optionee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (j) by contacting the Human Resources Department of the Company in writing.

(k) Governing Law and Jurisdiction. The Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of England. Any “Dispute” (as defined herein) arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Dubai. The language to be used in the arbitral proceedings shall be English. For the purposes of this clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement, or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

SECTION	11. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this Option or the Optionee’s other compensation. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors.

(b) Electronic Delivery of Documents. The Optionee agrees to accept by email all documents relating to the Company, the Plan or this Option and all other documents that the Company is required to deliver to its security holders. The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this Option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(c) No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this Option pursuant to Section 5, regardless of whether this Option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this Option and for exercising this Option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

SECTION	12. DEFINITIONS

(a) “Agreement” shall mean this Share Option Agreement.

(b) “Articles” shall mean the Memorandum and Articles of the Company, as amended from time to time.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(e) “Company” means SWVL Inc., a BVI registered company with registered address Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(f) “Disability” shall mean that the Optionee is, in the reasonable opinion of the Board of Directors, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(g) “Employee” shall mean any individual who is an employee of the Company, a Parent or a Subsidiary.

(h) “Exercise Price” shall mean the amount for which one vested Share may be purchased upon exercise of this Option, as specified in the Notice of Share Option Grant.

(i) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(j) “Family Trust” means a trust (whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy) under which no immediate beneficial interest in the shares in question is for the time being or may in future be vested in any person other than the person establishing the trust and his immediate family.

(k) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns share possessing 50% or more of the total combined voting power of all classes of share in one of the other corporations in such chain.

(l) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(m) “Service” shall mean service as an Employee.

(n) “Share” means a Common Shares B share issued or to be issued by the Company.

(o) “Shareholder” means a shareholder of the Company.

(p) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns share possessing 50% or more of the total combined voting power of all classes of share in one of the other corporations in such chain.

(q) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.